Exhibit 99.1

Preliminary

PROXY CARD

Mountain Crest Acquisition Corp. V

311 West 43rd Street, 12th Floor

New York, New York 10036

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MOUNTAIN CREST ACQUISITION CORP. V

The undersigned hereby appoints _______________ and _________________ as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Mountain Crest Acquisition Corp. V (“Mountain Crest”) held of record by the undersigned on __________, 202__ at the special meeting of stockholders to be held on ______________, 202__, or any postponement or adjournment thereof (the “Special Meeting”). Due to the public health concerns relating to the COVID-19 pandemic, after careful consideration, Mountain Crest has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation while safeguarding the health and safety of Mountain Crest’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Special Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6 BELOW. MOUNTAIN CREST’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal 1. Business Combination Proposal — to approve and adopt the Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of October 19, 2022, by and among AUM Biosciences Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 201810204D (“AUM”), Mountain Crest, AUM Biosciences Limited, a Cayman Islands exempted company (“Holdco”), AUM Biosciences Subsidiary Pte. Ltd., a private company limited by shares incorporated in Singapore, with company registration number 202238778Z (“Amalgamation Sub”) and AUM Biosciences Delaware Merger Sub, Inc., a Delaware corporation (“Merger Sub”), as amended on February 10, 2023;

☐ FOR	☐ ▪ AGAINST	☐ ▪ ABSTAIN

(2)	Proposal 2. Redomestication Proposal — to approve the “redomestication” from Delaware to Cayman Islands that will take place with respect to the new public holding company pursuant to the terms of the Business Combination Agreement;

☐ FOR	☐ ▪ AGAINST	☐ ▪ ABSTAIN

(3)	Proposal 3. Nasdaq Proposal — to approve, for purposes of complying with applicable listing rules of Nasdaq, or Nasdaq Listing Rules, the issuance of more than 20% of the current total issued and outstanding ordinary shares of Holdco pursuant to the terms of the Business Combination Agreement;

(4)	Proposal 4. Incentive Plan Proposal — to approve Holdco’s 2023 Share Incentive Plan;

☐ FOR	☐ ▪ AGAINST	☐ ▪ ABSTAIN

(5)	Proposal 5. Holdco Charter Proposal — to amend and restate Holdco’s memorandum and articles of association;

☐ FOR	☐ ▪ AGAINST	☐ ▪ ABSTAIN

(6)	Proposal 6. Adjournment Proposal — to adjourn the Special Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus.

☐ FOR	☐ ▪ AGAINST	☐ ▪ ABSTAIN

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.